PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES OF AMENDMENT

Prudential Sector Funds, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     The charter of the Corporation is hereby amended to change (a) the designation of “Prudential Health Sciences Fund”, a series of shares of stock of the Corporation, to “Prudential Jennison Health Sciences Fund” and (b) the designation of “Prudential Utility Fund”, a series of shares of stock of the Corporation, to “Prudential Jennison Utility Fund”.

SECOND:     The foregoing changes in designation do not change the preferences , conversion or other rights , voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class or series of stock.

THIRD:     Prior to the changes in designation authorized by these Articles of Amendment, the series of shares of stock of the Corporation were as follows:

Prudential Health Sciences Fund

Prudential Financial Services Fund

Prudential Utility Fund

Prudential Technology Fund

FOURTH:     As changed and designated hereby, the series of shares of stock of the Corporation are as follows:

Prudential Jennison Health Sciences Fund
Prudential Financial Services Fund
Prudential Jennison Utility Fund
Prudential Technology Fund

FIFTH:     The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

SIXTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 1st day of December, 2011.

WITNESS:                              PRUDENTIAL SECTOR FUNDS, INC.

/s/ Jonathan D. Shain                         By: /s/ Judy A. Rice

Jonathan D. Shain,                          Judy A. Rice,

Assistant Secretary                           President

THE UNDERSIGNED, President of Prudential Sector Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

     /s/ Judy A. Rice
     Judy A. Rice, President